Exhibit 99.1 Investor Information May - June 2019

Table of contents Topic Page # Profile and Strategy 3-10 Net Interest Income and Asset Sensitivity 11-16 Fee Income and Efficiencies 17-20 Balance Sheet 21-25 Credit 26-30 Technology & Continuous Improvement 31-38 Capital, Debt and Liquidity 39-45 Near-Term and Long-Term Expectations 46-47 Environmental, Social & Corporate Governance 48-50 Appendix 51-62 2

PROFILE AND STRATEGY 3

Our banking franchise Ranked 15th in the U.S. in total deposits(2) Branch locations by state (1) Alabama – 197 Louisiana – 95 Birmingham, Alabama Line of business coverage Arkansas – 72 Mississippi – 117 Florida – 305 Missouri – 62 Georgia – 117 North Carolina – 7 Illinois – 46 South Carolina – 23 Indiana – 50 Tennessee – 209 Iowa – 8 Texas – 81 Kentucky – 10 (1) Full Service branches as of 3/31/2019. (2) Source: SNL Financial as of 6/30/2018; pro-forma for announced M&A transactions as of 4/30/2019. 4

Business segments 1Q19 Pre-tax pre- Average loans(2) Average deposits(2) provision income(1) 1% 3% 6% 8% 29% 40% $637M 38% $84B $94B 59% 54% 62% Consumer Corporate Wealth Management Other (1) Excludes the pre-tax pre-provision income (loss) from the Other Segment totaling $(47) million. (2) Reflects 1Q19 average balances. 5

Why Regions? 1 FOOTPRINT advantage 2 Valuable DEPOSIT FRANCHISE Focus on risk adjusted returns and 3 PROFITABILITY ENHANCED risk management and 4 governance infrastructure Simplify and Grow underpins 5 LONG-TERM PERFORMANCE 6

Top market share plays a valuable role in the competitive landscape (1) Markets with top 5 market share(1) • Ranked 15th in the U.S. in total deposits • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • ~70% of deposits in markets without a significant money center bank presence(2) • Investing in priority markets approaching a top 5 market share • St. Louis, Missouri MSAs • Atlanta, Georgia Non-MSA counties • Orlando, Florida • Houston, Texas (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2018; pro-forma for announced M&A transactions as of 4/30/2019. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2018 FDIC deposit data of 20% or more. 7

Presence in strong growth markets Population Growth vs. Peers(1) (2019-2024) More than 60% of top(2) MSAs are projected to grow faster than the U.S. national average Peer #1 5.1% Market Top MSAs Deposits Rank(2) '19-'24 Population Growth RF 3.6% Nashville, Tennessee $7.6 3 Peer #2 3.6% Tampa, Florida $4.2 4 Peer #3 2.7% Miami, Florida $4.1 14 Atlanta, Georgia $3.9 7 Peer #4 2.4% Knoxville, Tennessee $2.1 3 Peer #5 1.7% Orlando, Florida $1.9 5 Peer #6 1.7% Huntsville, Alabama $1.6 1 Indianapolis, Peer #7 1.7% Indiana $1.4 12 Houston, Texas $1.3 21 Peer #8 1.5% Peer median: 2.4% Chattanooga, Tennessee $1.3 3 National average: 3.6% (1) Large Regional Peers: BBT/STI (combined), CFG, FITB, HBAN, KEY, MTB, PNC, USB. Deposits weighted by MSA and non-MSA counties - FDIC 6/30/2018. (2) Source: SNL. Top 30 markets as defined by deposit dollars - FDIC 6/30/2018. Pro-forma for M&A through 4/30/2019. 8

Our footprint has significant economic advantages Markets Jobs Population Footprint Retirees 42% of all new jobs 51% of all U.S. 35% of the U.S. GDP 6 of the top 10 states created in the US since population growth in generated in our where retirees are 2009 were in our last 10 years occurred footprint moving footprint within our footprint Alabama Tennessee Louisiana Florida Georgia #1 state for #1 state for foreign job #1 state for workforce GDP ranks among the #1 state for doing manufacturing investments training world’s largest business economies Note: See appendix for references. 9

Regions receives top honors Regions Bank Named 2018 Temkin Group Ranks Regions Ranked Among Top Five Years Strong: Regions Javelin Trust in Banking Regions Bank Among Top Banks in J.D. Power banking Bank Again Named Gallup Leader for Second Companies for Customer Satisfaction Study Great Workplace Award Winner Consecutive Year Experience 10

NET INTEREST INCOME AND ASSET SENSITIVITY 11

Asset liability management philosophy

Strategies to protect net interest margin through the economic cycle

GENERATING
Consistent Sustainable
Long-term Performance

Net Interest Margin Has Outperformed



3.60%
3.40%
3.20%
3.00%
2.80%
1Q16
4Q16
3Q17
2Q18
1Q19
RF
Peer Median (1)

Forward Strategies Reduce Market Risk



Asset sensitivity levels & asymmetric risk will decline to be roughly neutral by early 2020 as forward starting hedges begin
Change in NII vs forward rate scenario
1Q19
1Q20

Reducing asset sensitivity profile

- Neutralizing sensitivity levels as economic cycle matures

Focus on risk-adjusted returns

- Core deposit funding key to Regions' franchise value and sensitivity profile
- Hedging protects profitability advantage generated by deposit outperformance

(1) Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, ZION

REGIONS 12

Balance sheet profile
(as of March 31, 2019)

GENERATING
Consistent Sustainable
Long-term Performance

- Naturally asset sensitive balance sheet, supported by a large, stable deposit base
- A portion of asset sensitivity is driven by repricing over next 12 months of fixed rate assets from core business activities
  - ~$9B fixed rate loans repricing
  - ~$4B fixed rate securities reinvested
- Going forward, sensitivity levels are expected to neutralize
  - Business mix and deposit repricing
  - Balance sheet hedging initiatives
- Expect fixed loan mix to increase to low/ mid 60% range in falling rate environment once balance sheet hedging concludes and forward hedges begin
- Deposit betas were roughly 54% through the last cycle and 25% so far this cycle[4], both at the lower end of peers
  - Deposit beta through 2.50% Fed Funds in prior cycle was 32% for RF and 38% for the peer set

Portfolio compositions


Assets
Other
14%
Securities
20%
$129B
Loans
66%


Liabilities
Deposits
84%
$113B
Borrowings
13%
Other
3%


Loans(1)(2)
Fixed
49%
$84B
Floating
51%


Deposits
Time
9%
Non-Interest Bearing Checking
36%
$96B
IB Checking, Money Market & Savings
55%


Wholesale Borrowings(1)
Fixed
11%
$15B
Floating
89%

Contractual floating rate exposure[(1)(2)(3)]


$11.2B
$28.8B
$1.7B
$0B
$11.1B
$1.9B
$11.2B
$17.8B
$(0.2)B
FF/Prime
1M Libor
3M Libor
FF/Prime
1M Libor
3M Libor
FF/Prime
1M Libor
3M Libor
Assets
Liabilities
Net Exposure

(1) Including spot starting balance sheet hedges - receive fixed loan swaps & receive fixed debt swaps; deferred start loans swaps not reflected in current exposure. (2) ARM mortgage loans are included as floating rate loans. (3) Excluding deposits, which are primarily management priced. (4) Last rising rate cycle measured from 2Q04 – 2Q07; current rising rate cycle measured from 3Q15 – 1Q19.

REGIONS 13

Interest rate scenario assumptions
(as of March 31, 2019)

GENERATING
Consistent Sustainable
Long-term Performance

Interest rate risk assumptions

	Baseline scenario	Standard shock scenarios
Market interest rates	Current implied forward rate	+100/-100bps parallel, instant shock applied to forward curve
Loan balance growth	Full-year adjusted average loans expected to grow in the low to mid-single digits[1]	Same as baseline
Deposit balance growth	Full-year average deposits expected to remain relatively stable[2]	~$2.5B ending remixing from NIB to Time in rising scenario (consistent with historical observations)
New business loan spreads	Stable at current levels	Same as baseline
Deposit repricing (Betas)	Full rising rate cycle[3] beta in the low 30% range	50% - 70% beta incremental to the baseline, market forward rate case

Hedging program assumptions

- Forward hedges begin mostly in 1H 2020
- Combination of interest rate swap and floor contracts

	Swaps	Notional Floors	Total
Legacy swaps	$5.00B	-	$5.00B
Forward starting executed prior to 1Q19 end	$4.75B	$4.75B	$9.50B
Forward starting executed after 1Q19 end	$0.75B	$1.00B	$1.75B
	$10.50B	$5.75B	$16.25B

- Anticipate approximately $3B - $4B additional forward hedges

Sensitivity level outlook[4]

($ in millions)

NII impact of standard shock versus baseline scenario



+100 bps
-100 bps
+$94M
-$179M
1Q19
Asset sensitivity levels & asymmetric risk will decline to roughly neutral by early 2020 as forward starting hedges begin
$0 to +$25M
$0 to -$25M
1Q20

(1) Growth expectations are on an adjusted basis; see non-GAAP reconciliation in appendix. (2) Growth expectations exclude the impact of brokered and Wealth Institutional Services deposits. (3) Full-cycle deposit beta utilizes 3Q15 as a starting point. (4) Including spot starting and forward starting balance sheet hedges to the extent impacts fall within 12 month measurement horizon.

REGIONS 14

Positioned to support NIM profile through 2021

GENERATING
Consistent Sustainable Long-term Performance



Net Interest Margin Forecast(1)
Upper End =3.70%
Current Range
Lower End =3.40%
3.15%
3.16%
3.32%
3.37%
3.49%
3.55%
3.53%
2Q16
4Q16
2Q17
4Q17
2Q18
4Q18
2Q19
4Q19
2Q20
4Q20
2Q21
4Q21

- Under current rates/flat curve, expect relatively stable to modestly lower full-year 2019 NIM compared to the prior year; near-term margin pressure mostly from deposit cost increases, partially offset over the course of 2019 through balance sheet optimization
- Forward starting hedges, core deposit growth, and continued balance sheet optimization to support NIM stability over longer-term

Assumptions - Upper Range

- Modest GDP growth and stable credit environment
- Increases in market interest rates through 2021
  - Fed Funds between 2.75% and 3.00%
  - 10-year Treasury yields between 2.75% and 3.00%

Assumptions - Current Range

- Modest GDP growth and stable credit environment
- Stable market interest rates and flat curve through 2021
  - Fed Funds ~2.50%
  - 10-year Treasury yields between 2.40% and 2.70%

Assumptions - Lower Range

- Typical recession similar in magnitude to post WWII recessions, excluding 2008
- Significant declines in market interest rates
  - Fed Funds revert to near zero policy range
  - Long-end rates decline to historic lows (i.e. 10-year Treasury yields below 1.50%)

(1) See appendix for scenario details supporting forecast assumptions.

REGIONS 15

Deposit advantage
Expected to continue

GENERATING
Consistent Sustainable
Long-term Performance

Average deposits by customer type (Retail vs. Business)

1Q19, ($ in billions)



Private Wealth(3)
$7
Institutional Services(3)
$1
Consumer Segment
$58
$27
Corporate Segment
Other Segment(3)
$1
Retail
Business

NIB deposits to total deposits[1]



Peer #14
Peer #13
RF
36%
Peer #12
Peer #11
Peer #10
Peer #9
Peer #8
Peer #7
Peer #6
Peer #5
Peer #4
Peer #3
Peer #2
Peer #1

Deposit costs[1]



Peer #14
Peer #13
Peer #11
RF
47 bps
Peer #4
Peer #10
Peer #3
Peer #5
Peer #9
Peer #8
Peer #12
Peer #6
Peer #1
Peer #2
Peer #7

Deposit characteristics provide a funding advantage...

- 1Q19 average retail deposits represent 69% of total deposits
- Over 60% of consumer deposits held by customers who have banked at Regions for over 10 years
- Over 90% of consumer checking households include a high quality primary checking account[2]
- Favorable mix of low cost products - 36% non-interest bearing
- Continuous account and relationship growth through new client acquisition, rather than growth in existing account size
- Stronger market share in non-metropolitan markets

...evidenced by 25% cumulative deposit beta versus peer median of 30%; liability yield beta of 26% to date versus peer median of 32%

(1) Source: SNL Financial; peers include BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION. (2) High quality and primary account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels). (3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consist primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement.

REGIONS 16

FEE INCOME AND EFFICIENCIES 17

Growing total revenue

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted total revenue[1]

($ in millions)



$1,412
909
3.46%
503
1Q18
$1,439
3.55%
958
481
4Q18
$1,449
3.53%
948
501
1Q19
Adjusted non-interest income (1)
Net interest income (2)
Net interest margin

- Interest rates equal to current yield curve and moderate future balance sheet growth are expected to generate relatively stable to moderately lower full-year NIM; moderate NIM compression rest of 2019

Non-interest income

			Change vs	
		1Q19	4Q18	1Q18
Service charges	$	175	(5.4)%	2.3 %
Card and ATM fees		109	(1.8)%	4.8 %
Wealth management income		76	(1.3)%	1.3 %
Capital markets income		42	(16.0)%	(16.0)%
Mortgage income		27	(10.0)%	(28.9)%
Bank-owned life insurance		23	91.7 %	35.3 %
Market value adjustments (on employee benefit assets - defined benefit)		5	(171.4)%	NM
Market value adjustments (on employee benefit assets - other)[3]		(1)	(87.5)%	NM
Other		46	48.4 %	(13.2)%
Total non-interest income	$	502	4.4 %	(1.0)%
Adjusted non-interest income[1]	$	501	4.2 %	(0.4)%

Expect full-year 2019 adjusted total revenue growth in the 2-4% range

(1) Non-GAAP; see appendix for reconciliation. (2) Net interest income and other financing income. (3) These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.

REGIONS 18

Diversified non-interest revenue 1Q19 fee revenue by segment(1) Consumer ($ in millions) • Consumer fee income categories are an important and stable component of fee revenue and are expected to contribute to overall growth • Service charges are expected to increase consistent with growth in checking accounts and households Corporate • Card and ATM fee growth is expected to continue consistent $131 with growth in active cards and increased transactions Wealth • Continued growth in wealth management relationships, assets Consumer under management and improvement in equity markets are $281 expected to contribute to income growth Wealth $78 • 1Q19 wealth management relationships increased 6% QoQ • 1Q19 assets under management increased 6% QoQ • 1Q19 investment services fee income is up 12% QoQ Corporate • Capital markets income decreased in 1Q19, but is expected to increase in 2Q19 • Treasury management revenue is up 6% QoQ (1) Excludes Other Segment fee revenue of $12 million in 1Q19. 19

Disciplined expense management QoQ highlights Non-interest expense • Non-interest expense increased 1% on a reported ($ in millions) and adjusted(1) basis QoQ; decreased 3% on a (1) $884 reported basis and 1% on an adjusted basis YoY $853 $860 22 • Salaries and benefits increased 2% due to 10 8 seasonally higher payroll taxes 60.5% 58.1% 58.3% • Occupancy expense decreased 5% primarily due to 862 843 852 4Q18 Hurricane Michael storm-related charges • Furniture and equipment expense decreased 7% primarily due to 1Q19 benefit in property taxes 1Q18 4Q18 1Q19 • Professional fees decreased 26% primarily due to a reduction in consulting fees Adjusted non-interest expense(1) Adjusted items(1) • 1Q19 efficiency ratio 58.8%; adjusted efficiency Adjusted efficiency ratio(1) ratio(1) 58.3% Expect full-year 2019 adjusted non-interest expense to be relatively stable with 2018; expect full-year 2019 effective tax rate of 20%-22% (1) Non-GAAP; see appendix for reconciliation. 20

BALANCE SHEET 21

Focus on risk-adjusted returns

GENERATING
Consistent Sustainable
Long-term Performance

Capital Optimization

Mortgage
- Sold ~$1.3B of primarily under-performing loans in recent years

Indirect
- $4.4B of strategic run-off
  - Third-party originated auto runoff of ~$2.0B starting in 2016
  - Dealer Financial Services auto portfolio runoff of ~$2.4B starting in early 2019

Corporate/Commercial
- ~$86B of loan exposures have been reviewed in depth by Capital Commitments Working Group since 2016
- Continuous improvements to risk ratings & capital allocation models

Regions Insurance Group
- Sold in July 2018 resulting in ~$300M of capital redeployed to shareholders

Regions has made challenging decisions in order to optimize the balance sheet: improving capital allocation by divesting low risk-adjusted return businesses, all while making revenue enhancing investments.

Investments

Mortgage Servicing Rights
- Over the last three years ~$16B in MSR bulk purchases
- Began flow-deal arrangement in 2016, resulting in $1.7B in MSR purchases

Corporate Banking
- First Sterling, acquired in 2016, a leading national syndicator of investment funds benefiting from Low Income Housing Tax Credits

Talent and Technology
- Corporate bankers, MLOs, Wealth Advisors
- System enhancements and new technology
- Data and analytics

REGIONS 22

Growing loans and deposits Average loans and leases Average deposits by segment ($ in billions) ($ in billions) $81.9 $83.7 $95.4 $93.2 $94.2 $79.9 2.9 1.7 1.4 2.9 1.5 3.3 8.9 8.0 7.9 28.3 28.4 27.8 Adjusted 27.7 26.3 26.9 Consumer business Bank loans (1) Corporate Adjusted Bank consumer loans (1) Wealth Mgt (2) Adjust- 52.5 ments (1) 48.8 50.6 57.1 57.4 58.0 Other (3) 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 Expect full-year 2019 adjusted average loan growth in the low to mid-single digits (1) Non-GAAP; see appendix for reconciliation. (2) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break- out of these components is provided in the Company's quarterly Earnings Supplement. (3) Other deposits consist primarily of brokered deposits. 23

1Q19 average loan composition Average consumer loans Average business loans ($ in billions) ($ in billions) Mortgage $14.2 CRE Mortgage - OO $5.6 Indirect-Vehicles CRE Construction - $2.9 $31.2B Commercial and $52.5B OO $0.4 Industrial $40.0 IRE - Mortgage $4.7 Other $1.2 Indirect-Other $2.4 Credit Card $1.3 IRE - Construction $1.8 Home Equity $9.1 24

Securities portfolio
(as of March 31, 2019)

GENERATING
Consistent Sustainable
Long-term Performance

Securities portfolio composition[1]



Corporate Bonds 5%
Agency/UST 1%
Non-agency CMBS 3%
Agency CMBS 19%
$25.2B
Agency MBS 72%

- Portfolio is managed within the construct of the overall balance sheet and risk management process
- Expected to perform well in a variety of economic environments
- Supports regulatory and market/liquidity objectives
- Selective when purchasing MBS - choose loan characteristics that offer prepayment protection while preserving upside in rising rate scenario
  - MBS selection and declining book prices mitigate excessive premium amortization, which is expected to remain in the mid-to-upper $20M per quarter range
  - A decline of ~50 bps in primary mortgage rates would prompt increased premium amortization by ~$5-7M per quarter
- Supplement MBS with bullet like assets such as Agency & Non-Agency CMBS and Investment Grade Corporate Bonds
- ~4.0yr duration with relatively modest extension risk from current levels

(1) Includes both AFS and HTM securities.

REGIONS 25

CREDIT 26

Diversification through comprehensive concentration framework Industry Concentrations Geographic Concentrations • Risk Appetite driven approach • Market scorecards are product Concentration Risk Framework specific • Multi-tiered hierarchy e.g., Consumer vs. Investor Real Estate 9 sectors, 24 industries, 96 sub-industries • Concentration limits at state and • Dynamic limits tied to capital metro levels • Emerging risk research drives • Market and product trends drive origination strategy origination strategies Product Concentrations Single-Name Concentrations • Examples: Investor Real Estate, • Risk-based limits define direct and Technology, Defense, Utilities total exposure Sub-limits constrain highest risk segments Limited hold limit exceptions • Specialized bankers, underwriters • 1Q19 outstanding balances of top and credit professionals 20 relationships < 12% of TCE • Large exposures have strong credit profile 27

Significant expansion of portfolio risk indicators Portfolio Performance Metrics Early Warning Indicators Material increase in monitoring Leading macroeconomic variables drive advanced early warning indicators metrics; from 10 pre-crisis to over 100 today Capital Market Loss / Default Macroeconomic Stress Index Indicator Stress Indicator 28

Asset quality performing in-line with expectations Criticized business loans NPLs and coverage ratio ($ in millions) ($ in millions) $601 $2,223 $496 $523 $1,922 $2,119 925 939 1,063 169% 140% 163% 1,298 983 53 1,056 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 Classified Special mention NPLs - excluding LHFS Coverage ratio Net charge-offs and ratio QoQ highlights ($ in millions) • Lower Corporate net charge-offs drove an 8 bps improvement $95 $84 in total net charge-offs to 0.38% of average loans 5 30 $78 26 0.46% 20 • Allowance for loan losses represented 1.01% of total loans 0.40% 0.42% 0.38% and 163% of NPLs 65 58 53 • Total delinquencies(2) improved $102M; loans 30-89 days past due decreased $106M; 90+ days past due increased modestly 1Q18 4Q18 1Q19 • Business services criticized and total TDR loans increased Adjusted Consumer net charge-offs (1) Corporate net charge-offs $197M and $27M, respectively; NPLs increased to 0.62% of Net charge-offs ratio Adjusted net charge-offs ratio (1) total loans Expect full-year 2019 net charge-offs of 40-50 bps Adjustments (1) (1) Non-GAAP; see appendix for reconciliation. (2) Delinquencies exclude government guaranteed mortgages. 29

Select portfolios (outstanding balances as of March 31, 2019) Leveraged(1) balances by industry SNC balances by industry Information 17% Manufacturing Manufacturing 10% 16% Financial Restaurant & Services 10% 10% 17% Accommodations 22% 12% 10% Energy 9% Professional 44% Retail 8% Services 10% 6% $5.8B(2)(3) 16% $21.2B 9% Wholesale 7% Wholesale 10% 7% 8% Healthcare 6% Healthcare 7% 10% 12% 7% 6% 6% 10% Information 6% Administrative 6% Other 44% (Portfolios <6% Other 22% of total) (Portfolios <6% of total) NPLs 1.26% Criticized 6.02% Classified 2.73% 1.97% 0.79% 3.96% 1.03% 0.5% 3.12% Business services(4) Shared National Credits (SNC) Leveraged (1) Regions defines leveraged lending as: commitment >$10M; leverage >3x senior debt or 4x total debt; purpose test secondary to leverage test; includes investment grade & non-investment grade loans. (2) Approximately 80% of leveraged loans outstanding are also SNCs. (3) Using Moody's 2018 Regional Bank Survey definition for leveraged lending, Regions' outstanding balance at 3/31/2019 would be approximately $3.1 billion. (4) Business services represents the combined total of commercial and investor real estate loans. 30

TECHNOLOGY & CONTINUOUS IMPROVEMENT 31

Focused technology strategy Innovation Customer Experiences • Continue deployment of AI • Mobile-first thinking • Strategic investments and • Continued digitization of customer partnerships experiences • Talent acquisition • Making banking easier • Develop processes that enable continuous agility Core Capabilities and Delivery Optimization Infrastructure • Enhancing speed to market • Investing in core as well as new • Utilizing Agile methodology technology investments • Leveraging data and analytics • Harnessing the power of the Cloud • Delivering robust cyber defenses 32

Significant spending on new technology initiatives

GENERATING
Consistent Sustainable
Long-term Performance

2019 technology investment
(11% of 2018 revenue)



Cybersecurity & risk management
10%
New technology investments
42%
$625M
48%

System maintenance / infrastructure

- Data center
- Network
- User hardware

Strong technology in place

- Single branch platform
- New SEI wealth platform
- New nCino commercial platform
- Strong online and mobile platforms
- Hadoop data lake
- WorkDay – HR
- SalesForce CRM
- Robust cyber defenses

Investments continue

- AI and Robotics
- Voice
- Mobile
- Core systems
- Digital
- Data and analytics
- Cyber
- Personalization

Talented and innovative leadership team

- Broad range of industry experiences from banking, telecommunication, FinTech and start-up companies
- 1,671 dedicated technology professionals - 8% of workforce at year-end 2018

REGIONS 33

Delivering AI solutions to better serve customers and improve efficiency

GENERATING
Consistent Sustainable
Long-term Performance

REGGIE
our Contact Center Virtual Banker

Handles select customer calls
Answers bankers' questions in real time
Analyzes calls for customer pain points

Enabling Technologies: Artificial Intelligence - Development Operations (DevOps) - Robotic Process Automation (RPA) - Cognitive Engine

ROSIE
Regions Optimal Solutions Intelligence Engine

ROSIE looks at more than 350GBs of data to deliver a personalized recommendation in ***less than a second***

Providing bankers personalized recommendations for customers

Enabling Technologies: Big Data - Artificial Intelligence - Omni-Channel - Application Programming Interface (API) - Cloud

1Q19 Performance Results

REGGIE	ROSIE
Answered 500K customer calls	18M personalized recommendations
Handles: online banking FAQs, profile updates (phone, email, address), and card maintenance (activate, reissue, close)	12M recommendations were presented to the customer
700K banker questions answered	ROSIE produces 7% more revenue versus control group, on a per customer basis
Delivers consistent answers	
Equal to ~50 full time contact center representatives	

REGIONS 34

Rapid digital adoption continues Usage Growth Enhancements 2.7M Active Digital Users 49% increase YoY in checking Digital Application 63% of 5% Growth YoY accounts opened through digital • Pre-filled/personalized mortgage apps • Minutes to apply entered online • Increased adoption +112% YoY of all customer 16% increase YoY increase in 58% transactions occur in in Digital Credit consumer Online or Mobile Card Sales online apps Application Status +25% Digital Logins Mobile Deposits • Secure document upload increase in • Status portal associate (in millions) (in millions) • Real-time updates & alerts productivity 754 4.2 566 e-Closing ~50% of 499 2.6 • Electronic signatures unsecured 1.4 226 1.3 • 24/7 e-Closings loans use this 2016 2017 2018 2019 YTD 2016 2017 2018 2019 YTD feature Top decile in Customer Top-rated bank in Customer Trust Top decile performer in Temkin Satisfaction per Gallup's Retail in 2017 and 2018 Javelin Trust in Customer Experience ratings Banking Database Banking Study Note: Data points updated as of March 31, 2019. Enhancements highlight metrics associated with fully digital consumer loan experience. 35

Simplify and Grow: a continuous improvement journey

GENERATING
Consistent Sustainable
Long-term Performance

CONTINUOUS
IMPROVEMENT

Making Banking Easier
Revenue Growth
Efficiency Improvements

Key results

- Reduced staffing by ~1,700 (includes Regions Insurance) since 2017
- Reduced ~1.1M square feet of occupied space since 2017
- Renegotiated 3rd-party contracts saving in excess of $32M since 2017

2018 - 2019 YTD successes

- Completed 12 of 46 Simplify and Grow initiatives
- Completed organizational simplification including spans and layers improvements
- 2.0M calls handled by AI virtual banker in the contact center
- 14,451 loan applications submitted online in 1Q19 (112% increase YoY)
- 63% of mortgage applications submitted through Mortgage Portal in 1Q19
- Mortgage Portal has reduced final loan approval by approximately nine days
- 51% of Direct Loans closed through eSign (rolled out December of 2018)
- Average commercial loan production up 26% or $3.1M per Relationship Manager

REGIONS 36

Continuous improvement Full time equivalent employees(1) Declining square footage 21,714 13.7M 13.0M 19,969 20,056 11.6M 53 2017 2018 1Q19 2017 1Q19 2021E rd Cumulative 3 party spend reduction • Reduced management positions ~17% in 2018; additional staffing reductions expected 2019 - 2021 2018 2019 YTD 2021E • Key drivers of future staffing reductions: ◦ Technology deployment of AI, robotics and digitization $11M ◦ Migration to digital channels ◦ Branch consolidations • Consolidations of both back office and branch locations, agile $32M distribution, hoteling and remote work will further reduce square footage • Third-party spend helped by re-engineered procurement process, better demand management, and targeted 10% - $60-$65M 30% savings through strategic sourcing (1) 2017 includes Regions Insurance staffing. 37

Optimizing the branch network Cumulative branch consolidations & Over the last five years de novos • Between 2014 and 2018, consolidated 284 Consolidations branches while opening 33 branches De Novos 53 Forward strategies • Further reduce branch count ~25 by 2021 with ~100 closures(1) and ~75 de novos(1) 2014 2015 2016 2017 2018 2019E 2020E 2021E • Continue to optimize core market distribution network with de novo infills and 2 for 1 Branch count consolidations • Examples of analytics driven approach: ◦ St. Louis, Missouri-repositioned branches -16% resulting in trade area population growth of 190% ◦ Houston, Texas-branch build out will result in 2.4M more population in trade area ◦ Atlanta, Georgia-optimizing branches will result in 900K more people in trade area ◦ Orlando & Tampa, Florida-optimization will 2013 2014 2015 2016 2017 2018 2019E 2020E 2021E reduce 30+ branches while growing trade area population (1) Not all locations have been identified 38

CAPITAL, DEBT & LIQUIDITY 39

Prudently managing and optimizing capital Adjusted ROATCE(1) Capital priorities 16.5% 16.3% 9.0% 53 Organic growth 2015 2018 2019 YTD Dividends Dividend per common share Strategic investments $0.46 $0.23 $0.14 Share repurchases 2015 2018 2019 YTD (1) Non-GAAP; see appendix for return on average tangible common equity (ROATCE) reconciliation. 40

Creating sustained value for shareholders Total implied shareholder return 9-12% Implied Capital Shareholder Generation Return • Low-to-mid single digit organic loan growth 1. Growth & • Focus on disciplined underwriting and appropriate risk- Strategic adjusted returns Investments 10% - 20% 3% - 4% • Consider bolt-on strategic acquisitions • Focused on through-the-cycle sustainability 2. Common • +26% CAGR over the last three years Dividends 35% - 45% 3% - 4% • Provide flexibility necessary to effectively manage capital 3. Share • Continue to contribute to EPS growth Repurchases 35% - 55% 3% - 4% • Utilize capital in excess of target range Total 9% - 12% 41

Capital positioned for flexible management in any environment Strong capital position - CET1(1) • Capital targets are calibrated using 9.8% internal scenario planning to balance 9.5% 53 Management Buffer 0.5% stakeholder expectations across full range Quantitative Buffer 2% of potential environments • Target CET1 ratio includes a Management Post Stress Limit 7% Buffer of 0.5% ◦ Provides balance between compelling shareholder returns, and ◦ Flexibility to deploy capital opportunistically in challenged economic environments 1Q19 Target (1) Current quarter common equity tier 1 (CET1) ratio is estimated. 42

Balance sheet optimization Historical debt profile(1) Unsecured debt as a % of assets(2) ($ in billions) Peer median 7.3% Peer #1 .8% 11.64% 11.30% Peer #2 1.9% 9.11% 11.20% $14.50 $14.50 Peer #3 2.4% $14.00 7.05% 6.97% 6.59% 6.51% 8.95 8.50 Peer #4 3.3% 5.86% 6.22% 6.16% 5.90% 8.50 5.44% 4.80% 4.82% $11.35 4.36% RF 4.4% 6.55 $8.90 2.58% $8.31 $8.65 Peer #5 4.8% $7.80 $7.75 $8.00 $7.31 4.75 $7.35 5.25 4.15 4.25 $6.70 2.60 Peer #6 6.3% 4.25 $6.00 4.25 $6.00 3.85 $5.31 2.20 2.50 2.50 6.00 Peer #7 6.9% 3.00 5.40 5.55 5.50 $3.16 4.80 4.15 4.50 4.50 Peer #8 7.8% 3.55 3.16 3.06 3.06 3.50 3.50 3.50 3.50 2.31 Peer #9 9.4% Peer #10 9.4% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 Peer #11 9.8% Unsecured Secured (FHLB) Peer #12 10.1% Total Debt as a % of Assets Peer #13 10.9% Peer #14 11.9% (1) Balances exclude valuation adjustments on hedged long-term debt and capital lease obligations. (2) As of 4Q18. Source: S&P Global Market Intelligence. Peers include BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION. As of 1Q19, RF's unsecured debt as a percentage of assets was 4.7%. 43

Regions unsecured debt and credit ratings profile Debt maturity profile(1) Select credit ratings ($ in millions) $3,000 Moody's S&P Fitch Regions Financial 1,900 Corporation Senior Unsecured Debt Baa2 BBB+ BBB+ $1,000 $1,000 Subordinated Debt Baa2 BBB BBB $800 500 Regions Bank 1,100 1,000 1,000 $100 $150 300 Senior Unsecured Debt Baa2 A- BBB+ 2019 2020 2021 2022 2023 2024 2025 2037 Subordinated Debt Baa2 BBB+ BBB HoldCo Senior Notes Bank Senior Notes Outlook Positive Stable Stable HoldCo Subordinated Notes Bank Subordinated Notes • Unsecured wholesale debt footprint represents just 4.7% of 3/31/2019 assets with Holding Company and Bank unsecured debt making up 2.8% and 1.9% of 3/31/2019 assets, respectively (1) As of 3/31/2019. 44

Solid liquidity Loan-to-deposit ratio(1) • Strong, core funded balance sheet • Future debt maturities are 88% 88% 88% manageable and allow for efficient re- 84% 82% financing • Liquidity policy requires the holding company maintain at least 18 months coverage of maturities, debt service and other cash needs • Management targets 24 months coverage • Bank wholesale funding requirements will be largely dictated by the relative 1Q18 2Q18 3Q18 4Q18 1Q19 performance of loan and deposit growth (1) Based on ending balances 45

NEAR-TERM AND LONG-TERM EXPECTATIONS 46

Near-term and long-term expectations 2019 Expectations Three-Year Expectations (2019-2021) FY 2019 Category Expectations Category Expectations Adjusted average loan growth Low to mid-single 2021 adjusted return on average (1) (1) 18% - 20% (from adjusted 2018 of $77,667 million) digits tangible common equity Adjusted total revenue growth (1) (from adjusted 2018 of $5,745 million)(1) 2% - 4% 2021 adjusted efficiency ratio <55% Adjusted non-interest expense Annual net charge-offs / average (1) Relatively stable 40 - 65 bps (from adjusted 2018 of $3,434 million) loans Net charge-offs / average loans 40 - 50 bps Expect to generate positive operating Effective Tax Rate 20% - 22% leverage each year. (1) Non-GAAP, see Current Report on Form 8-K dated February 27, 2019 for reconciliations. The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or previous filings with the SEC. 47

ENVIRONMENTAL, SOCIAL & CORPORATE GOVERNANCE 48

Corporate governance Engagement The Company understands that good governance is the • We take a long-term view of how we create value, and we foundation of sustainable business and good decision making is take a similar approach to corporate governance necessary for creating shareholder value over the long term. shareholder engagement. • We consider proper shareholder engagement to be a Board of Directors continuous relationship throughout the year through in- Our Corporate Governance Principles affirm that the Board will person meetings, phone calls, and email updates with seek members from diverse professional and demographic both Directors and management. backgrounds, who combine a broad spectrum of experience and • Engaging with our shareholders and soliciting their points expertise with a reputation for integrity, to ensure that the Board of view is critical to providing long-term value to all of the maintains an appropriate mix of skills and characteristics to meet Company's stakeholders. the needs of the Company. Corporate governance enhancements Independence Diversity • Appointed an independent, non-executive Chair of the Based on gender, ethnic, Board. or sexual orientation • Included a Board skills, diversity and composition matrix in this year's proxy statement. • Adopted a diverse Director candidate search policy. 92% 38% • 50% of the Board's committees are chaired by women. • Strengthened the Board self-evaluation process. • Brought more balance among our newer, mid-tenured and seasoned Directors. Compensation principles • Enhanced Board oversight for environmental and social responsibility. Create a balanced, performance-based compensation philosophy that • Expanded oversight of the Compensation and Human is properly aligned with strategic and financial objectives and supports Resources Committee to include associate conduct, the Company's risk appetite and tolerance. corporate culture, human capital/talent management and diversity and inclusion. 49

Environmental & social highlights[1]

GENERATING
Consistent Sustainable
Long-term Performance

ASSOCIATES

12 weeks

Expanded parental leave plan to provide 12 weeks of fully paid leave for birth mothers and 6 weeks of fully paid leave for birth and adoptive parents[2]

5%

Increased the 401(k) Plan matching contribution from 4% to 5%, in addition to the annual 2% contribution that all eligible associates receive[2]

$15/hour

Raised the entry-level wage to $15 an hour, while also providing career paths and professional growth opportunities for our associates

Created a Diversity and Inclusion Center of Expertise, led by the Head of Diversity and Inclusion

Continued to invest in the development of our associates to prepare them for the rapidly changing work environment through re-skilling and up-skilling programs

CUSTOMERS AND COMMUNITIES

94,000

Financial education presentations delivered by the Next Step®Elevate team

56,000

Community service hours logged by our associates

$100 million[3]

Contributed to the Regions Foundation to make purpose-led, performance-driven community investments

$4.8 billion

Invested in community development

Formed the Corporate Responsibility and Community Engagement team to address local community development needs and promote inclusive economic growth through:

- Economic and Community Development
- Education and Workforce Readiness
- Financial Wellness

ENVIRONMENT AND SUSTAINABILITY

2023 Environmental Goals[4]

Reduce Emissions by:	Reduce Energy Use by:
30%	30%
20% achieved	12% achieved

18%

Reduced internal copy paper use by 18% over the past year through process improvements

145 megawatts

Provided capital in the form of sale-leasebacks to utility scale and commercial photovoltaic solar projects with overall generating capacity of 145 megawatts

Adopted an Environmental Sustainability Policy Statement and created an Environmental Working Group to support the implementation of the policy and engage associates on sustainability

(1) Represents activity between January 1, 2018 and December 31, 2018, unless otherwise noted. (2) Parental leave plan and 401(k) Plan changes went into effect January 1, 2019. (3) Regions contributed $40 million to the Regions Foundation in 2017 and $60 million in 2018. (4) 2015 baseline.

REGIONS 50

APPENDIX 51

Footprint economic advantages source references

GENERATING Consistent Sustainable Long-term Performance

Fact	Source
Job Growth	Bureau of Labor Statistics. "Employment, Hours, and Earnings from the Current Employment Statistics Survey." *Databases, Tables & Calculators by Subject*, 18 Feb. 2019, data.bls.gov/timeseries/CES0000000001. Accessed 18 Feb. 2019.
Population Growth	Data Access and Dissemination Systems (DADS). "U.S. Census Bureau Population Estimates." *Census.gov*, factfinder.census.gov/faces/nav/jsf/pages/searchresults.xhtml?refresh=t#. Accessed 18 Feb. 2019.
6 of top 10 states where retirees are moving in footprint	Smartasset. "Where Are Retirees Moving - 2018 Edition." SmartAsset, 20 Sept. 2018, https://www.smartasset.com/retirement/where-are-retirees-moving-2018-edition. Accessed 14 Feb. 2019.
Alabama - #1 state for manufacturing in footprint	Global Trade Staff. "Http://www.globaltrademag.com/site-selection/state-spotlight/best-states-for-manufacturingHttp://www.globaltrademag.com/site-selection/state-spotlight/best-states-for-manufacturing." *Global Trade Magazine*, 10 Aug. 2018, htl.li/LSQT30lo2Nd.
Tennessee - #1 state for foreign job investment in footprint	Global Trade Staff. "Http://www.globaltrademag.com/site-selection/state-spotlight/best-states-for-manufacturing." *Global Trade Magazine*, 10 Aug. 2018, htl.li/LSQT30lo2Nd. Accessed 14 Feb. 2019.
Louisiana - #1 state for workforce training in footprint	Louisiana Economic Development. "LED Awards & Recognition | Louisiana Economic Development." LED | Louisiana Economic Development, https://www.opportunitylouisiana.com/about-led/awards. Accessed 14 Feb. 2019.
Georgia - #1 state for doing business in footprint	Geraldine Gambale, Editor, Area Development Magazine, and Steve Kaelble, Staff Editor, Area Development. "2018 Top States for Doing Business: Georgia Ranks #1 Fifth Year in a Row." Area Development, 28 Sept. 2018, www.areadevelopment.com/Top-States-for-Doing-
Footprint includes top 10 states for doing business	Geraldine Gambale, Editor, Area Development Magazine, and Steve Kaelble, Staff Editor, Area Development. "2018 Top States for Doing Business: Georgia Ranks #1 Fifth Year in a Row." Area Development, 28 Sept. 2018, www.areadevelopment.com/Top-States-for-Doing-
Florida GDP ranks among the world's largest economies	Enterprise Florida. "Florida The Future is Here." Enterprise Florida, www.enterpriseflorida.com/thefutureishere/. Accessed 14 Feb. 2019.

Note: Source references to "Our footprint has significant economic advantages" slide included in the "Profile and Strategy" section of this presentation.

REGIONS 52

Forecast model assumptions (as of April 30, 2019) Upper Range 2018 2019 2020 2021 Real GDP, annual % change 2.9% 2.6% 1%- 2% 2%- 3% 10-year U.S. Treasury Yield, average of daily figures 2.9% 2.8% 3.0% 3.0% Fed Funds Target - Upper End, average of daily figures 1.9% 2.5% 2.8% 3.0% Stable Yield Curve 2018 2019 2020 2021 Real GDP, annual % change 2.9% 2.3% 1.5%- 2.5% 1%- 2% 10-year U.S. Treasury Yield, average of daily figures 2.9% 2.6% 2.5% 2.5% Fed Funds Target - Upper End, average of daily figures 1.9% 2.5% 2.5% 2.5% Lower Range 2018 2019 2020 2021 Real GDP, annual % change 2.9% 2.0% (1)%- 1% (1)%- 1% 10-year U.S. Treasury Yield, average of daily figures 2.9% 2.9% 1.6% 2.1% Fed Funds Target - Upper End, average of daily figures 1.9% 2.6% 0.8% 0.3% Note: Forecast model assumption scenario details supporting the net interest margin forecast range through 2021 presented in the "Net Interest Income and Asset Sensitivity" section of this presentation. 53

Non-GAAP information This document contains non-GAAP financial measures, which exclude certain items management does not consider indicative of the Company’s on-going financial performance. Management believes that the exclusion of these items provides a meaningful base for period- to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to these adjustments may recur; however, management does not consider these activities to be indications of ongoing operations. Management believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. The following tables present reconciliations of Regions' non-GAAP measures to the most directly comparable GAAP financial measures. 54

Non-GAAP items impacting earnings Adjusted Items Quarter Ended • 1Q19 items include charges associated with the company's continued focus on (amounts in millions, except per share data) 3/31/2019 12/31/2018 3/31/2018 increasing organizational efficiency and Non-GAAP adjusted items impacting earnings from continuing operations: effectiveness, including refining its Pre-tax adjusted items: branch network; incurred $2 million of Branch consolidation, property and equipment charges $ (6) $ (3) $ (3) severance expense, and $6 million of Salaries and benefits related to severance charges (2) (7) (15) expenses associated with branch consolidations, property and equipment Gain on sale of affordable housing residential mortgage loans 8 — — charges Securities gains (losses), net (7) — — Expenses associated with residential mortgage loan sale — — (4) • Recorded an $8 million gain associated with the sale of $167 million of Net provision benefit from residential mortgage loan sale — — 16 affordable housing residential mortgage Leveraged lease termination gains — — 4 loans Diluted EPS impact* $ — $ (0.01) $ — • Incurred a $7 million net loss attributable primarily to the sale of certain lower yielding investment securities * Based on income taxes at an approximate 25% incremental rate beginning in 2018. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. 55

Adjusted net income and Return on average tangible common equity

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2019	Year Ended 12/31/2018	Year Ended 12/31/2015
ADJUSTED RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY				
Net income from continuing operations available to common shareholders (GAAP)	A	$ 378	$ 1,504	$ 1,007
Total net adjustments to non-interest income[(1)]		(1)	(9)	(128)
Total net adjustments to non-interest expense[(1)]		8	136	153
Provision related to troubled debt restructured loans moved to held-for-sale		—	(16)	—
Income tax adjustment[(2)]		(2)	(26)	(27)
Adjusted net income from continuing operations available to common shareholders (non-GAAP)	B	$ 383	$ 1,589	$ 1,005
Average stockholders' equity (GAAP)		$ 15,192	$ 15,381	$ 16,916
Less: Average intangible assets (GAAP)		4,940	5,010	5,099
Average deferred tax liability related to intangibles (GAAP)		(94)	(97)	(170)
Average preferred stock (GAAP)		820	820	848
Average tangible common stockholders' equity (non-GAAP)	C	$ 9,526	$ 9,648	$ 11,139
Return on average tangible common stockholders' equity (non-GAAP)[(3)]	A/C	16.1%	15.6%	9.0%
Adjusted return on average tangible common stockholders' equity (non-GAAP)[(3)]	B/C	16.3%	16.5%	9.0%

(1) Refer to non-GAAP reconciliation in Regions' Annual Report on Form 10-K for the year ended December 31, 2018 and Current Report on Form 8-K dated April 18, 2019, as filed with the SEC. (2) Based on income taxes at an approximate 25% incremental rate beginning in 2018, and 38.5% for all prior periods. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. (3) On a continuing operations basis.

REGIONS 56

Non-GAAP reconciliation: NII, non-interest income/ expense, operating leverage and efficiency ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2019	12/31/2018	3/31/2018	1Q19 vs. 4Q18		1Q19 vs. 1Q18	
Non-interest expense (GAAP)	A	$ 860	$ 853	$ 884	$ 7	0.8 %	$ (24)	(2.7)%
Adjustments:								
Branch consolidation, property and equipment charges		(6)	(3)	(3)	(3)	100.0 %	(3)	100.0 %
Expenses associated with residential mortgage loan sale		—	—	(4)	—	NM	4	NM
Salary and employee benefits—severance charges		(2)	(7)	(15)	5	(71.4)%	13	(86.7)%
Adjusted non-interest expense (non-GAAP)	B	$ 852	$ 843	$ 862	$ 9	1.1 %	$ (10)	(1.2)%
Net interest income and other financing income (GAAP)	C	$ 948	$ 958	$ 909	$ (10)	(1.0)%	$ 39	4.3 %
Taxable-equivalent adjustment		13	13	13	—	— %	—	— %
Net interest income and other financing income, taxable-equivalent basis - continuing operations	D	$ 961	$ 971	$ 922	$ (10)	(1.0)%	$ 39	4.2 %
Non-interest income (GAAP)	E	$ 502	$ 481	$ 507	$ 21	4.4 %	$ (5)	(1.0)%
Adjustments:								
Securities (gains) losses, net		7	—	—	7	NM	7	NM
Leveraged lease termination gains		—	—	(4)	—	NM	4	NM
Gain on sale of affordable housing residential mortgage loans		(8)	—	—	(8)	NM	(8)	NM
Adjusted non-interest income (non-GAAP)	F	$ 501	$ 481	$ 503	$ 20	4.2 %	$ (2)	(0.4)%
Total revenue	C+E=G	$ 1,450	$ 1,439	$ 1,416	$ 11	0.8 %	$ 34	2.4 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,449	$ 1,439	$ 1,412	$ 10	0.7 %	$ 37	2.6 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,463	$ 1,452	$ 1,429	$ 11	0.8 %	$ 34	2.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,462	$ 1,452	$ 1,425	$ 10	0.7 %	$ 37	2.6 %
Operating leverage ratio (GAAP)	I-A							5.1 %
Adjusted operating leverage ratio (non-GAAP)	J-B							3.8 %
Efficiency ratio (GAAP)	A/I	58.8%	58.7%	61.9%				
Adjusted efficiency ratio (non-GAAP)	B/J	58.3%	58.1%	60.5%				
Fee income ratio (GAAP)	E/I	34.3%	33.1%	35.5%				
Adjusted fee income ratio (non-GAAP)	F/J	34.3%	33.1%	35.3%				

NM - Not Meaningful

REGIONS 57

Non-GAAP reconciliation: adjusted average loans

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	Average Balances						
	1Q19	4Q18	1Q18	1Q19 vs. 4Q18		1Q19 vs. 1Q18	
Commercial and industrial	$ 39,999	$ 38,111	$ 36,464	$ 1,888	5.0 %	$ 3,535	9.7 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Adjusted commercial and industrial loans (non-GAAP)	$ 39,999	$ 38,363	$ 36,672	$ 1,636	4.3 %	$ 3,327	9.1 %
Total commercial loans	$ 45,968	$ 44,307	$ 42,899	$ 1,661	3.7 %	$ 3,069	7.2 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Adjusted total commercial loans (non-GAAP)	$ 45,968	$ 44,559	$ 43,107	$ 1,409	3.2 %	$ 2,861	6.6 %
Total business loans	$ 52,518	$ 50,397	$ 48,619	$ 2,121	4.2 %	$ 3,899	8.0 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Adjusted total business loans (non-GAAP)	$ 52,518	$ 50,649	$ 48,827	$ 1,869	3.7 %	$ 3,691	7.6 %
Total consumer loans	$ 31,207	$ 31,476	$ 31,272	$ (269)	(0.9)%	$ (65)	(0.2)%
Less: Balances of residential first mortgage loans sold (2)	—	—	164	—	NM	(164)	(100.0)%
Less: Indirect—vehicles	2,924	3,109	3,309	(185)	(6.0)%	(385)	(11.6)%
Adjusted total consumer loans (non-GAAP)	$ 28,283	$ 28,367	$ 27,799	$ (84)	(0.3)%	$ 484	1.7 %
Total loans	$ 83,725	$ 81,873	$ 79,891	$ 1,852	2.3 %	$ 3,834	4.8 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Less: Balances of residential first mortgage loans sold (2)	—	—	164	—	NM	(164)	(100.0)%
Less: Indirect—vehicles	2,924	3,109	3,309	(185)	(6.0)%	(385)	(11.6)%
Adjusted total loans (non-GAAP)	$ 80,801	$ 79,016	$ 76,626	$ 1,785	2.3 %	$ 4,175	5.4 %

(1) On December 31, 2018, purchasing cards were reclassified to commercial and industrial loans from other assets. (2) Adjustments to average residential mortgage loan balances associated with loans sold in the first quarter of 2018 assume a simple day-weighted average impact. NM - Not Meaningful.

REGIONS 58

Non-GAAP reconciliation: Adjusted net charge-off ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2019	12/31/2018	3/31/2018
Residential first mortgage net charge-offs (GAAP)	A	$ —	$ 1	$ 7
Less: Net charge-offs associated with TDR sale		—	—	5
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$ —	$ 1	$ 2
Total consumer net charge-offs (GAAP)	C	$ 58	$ 65	$ 58
Less: Net charge-offs associated with TDR sale		—	—	5
Adjusted total consumer net charge-offs (non-GAAP)	D	$ 58	$ 65	$ 53
Total net charge-offs (GAAP)	E	$ 78	$ 95	$ 84
Less: Net charge-offs associated with TDR sale		—	—	5
Adjusted total net charge-offs (non-GAAP)	F	$ 78	$ 95	$ 79
Average residential first mortgage loans (GAAP)	G	$ 14,203	$ 14,230	$ 13,977
Add: Average balances of residential first mortgage loans sold		—	—	90
Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP)	H	$ 14,203	$ 14,230	$ 14,067
Average total consumer loans (GAAP)	I	$ 31,207	$ 31,476	$ 31,272
Add: Average balances of residential first mortgage loans sold		—	—	90
Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP)	J	$ 31,207	$ 31,476	$ 31,362
Average total loans (GAAP)	K	$ 83,725	$ 81,873	$ 79,891
Add: Average balances of residential first mortgage loans sold		—	—	90
Average total loans adjusted for residential first mortgage loans sold (non-GAAP)	L	$ 83,725	$ 81,873	$ 79,981
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.02%	0.04%	0.21%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.02%	0.04%	0.06%
Total consumer net charge-off percentage (GAAP)*	C/I	0.75%	0.80%	0.75%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.75%	0.80%	0.69%
Total net charge-off percentage (GAAP)*	E/K	0.38%	0.46%	0.42%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.38%	0.46%	0.40%

* Annualized

REGIONS 59

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to stockholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. 60

Forward-looking statements continued • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible cessation or market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, hedging products, debt obligations, investments, and loans. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 61

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